Exhibit 99.1




     Financial Media                    Robbin Moore
     and Investor Contact:              Director, Investor Relations
                                        Krispy Kreme Doughnuts, Inc.
                                        336-726-8857

     Media Contact:                     Amy Hughes
                                        Communications Director
                                        Krispy Kreme Doughnuts, Inc.
                                        336-726-8815




                     KRISPY KREME ANNOUNCES ERISA LITIGATION


WINSTON-SALEM, N.C., March 18, 2005--Krispy Kreme Doughnuts, Inc. (NYSE:KKD) (the "Company") announced today that on March 16, 2005, its wholly-owned subsidiary Krispy Kreme Doughnut Corporation ("KKDC") was served with a purported class action lawsuit filed in the U.S. District Court for the Middle District of North Carolina that asserts claims under Section 502 of the Employee Retirement Income Security Act against KKDC and certain of its current and former officers, styled Smith v. Krispy Kreme Doughnut Corporation et al., No. 1:05CV00187. Plaintiff purports to represent a class of persons who were participants in or beneficiaries of KKDC's retirement savings plan or profit sharing stock ownership plan between January 1, 2003 and the present and whose accounts included investments in the Company's common stock. Plaintiff contends that defendants failed to manage prudently and loyally the assets of the plans by continuing to offer the Company's common stock as an investment option and to hold large percentages of the plans' assets in the Company's common stock; failed to provide complete and accurate information about the risks of the Company's common stock; failed to monitor the performance of fiduciary appointees; and breached duties and responsibilities as co-fiduciaries. Plaintiff seeks unspecified monetary damages and other relief. Defendants intend

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to deny the allegations and defend themselves vigorously. Although the Company cannot predict the outcome of this action, an adverse result could have a material adverse effect on the Company's results of operations and financial condition.

Founded in 1937 in Winston-Salem, North Carolina, Krispy Kreme is a leading branded specialty retailer of premium quality doughnuts, including the Company's signature Hot Original Glazed. Krispy Kreme currently operates approximately 400 stores in 45 U.S. states, Australia, Canada, Mexico, the Republic of South Korea and the United Kingdom. Krispy Kreme can be found on the World Wide Web at www.krispykreme.com.

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Information contained in this press release, other than historical information, should be considered forward-looking. Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are the outcome of the pending formal investigation by the United States Securities and Exchange Commission and the investigation by the United States Attorney's Office for the Southern District of New York, the pending shareholder class action, the pending shareholder derivative actions, the pending ERISA class action, the pending Special Committee investigation, our auditors' ongoing review of our financial statements, actions taken by lenders to the Company and its joint ventures, its dependence on franchisees to execute its store expansion strategy, supply issues, changes in consumer preferences and perceptions, the failure of new products or cost saving initiatives to contribute to fi-


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nancial results in the timeframe or amount currently estimated and numerous other factors discussed in Krispy Kreme's periodic reports and proxy statements filed with the Securities and Exchange Commission.




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